Exhibit 23.4

Jeffrey Wilson
General Manager – Corporate Reserves
Murphy Oil Corporation
9805 Katy Freeway, Suite G-200
Houston, TX 77024

Dear Jeffrey,

Consent to Release GaffneyCline Report

We hereby consent to (1) the reference of our firm and to the use of our report conducting an audit of the Lac Da Vang property located in the south-east corner of Block 15-1/05 in the Cuu Long Basin on the continental shelf, offshore of southern Vietnam, effective December 31, 2023 and dated January 26, 2024 in the Murphy Oil Corporation Form 10-K for the year ended December 31, 2023, filed with the U.S. Securities Exchange Commission on February 23, 2024, incorporated by reference in this Form S-3 Registration Statement of Murphy Oil Corporation and (2) the reference to us under the heading “Experts” in this Form S-3 Registration Statement and the Prospectus to which the Registration Statement is related to be filed with the U.S. Securities and Exchange Commission on or about October 15, 2024.

Yours sincerely,

Gaffney, Cline & Associates (Consultants) Pte Ltd

/s/ Doug Peacock
Doug Peacock
Senior Director